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Cadence Completes Acquisition of OpenEye Scientific
SAN JOSE, Calif., and SANTA FE, N.M., September 1, 2022—Cadence Design Systems, Inc. (Nasdaq: CDNS) announced today that it has completed the acquisition of OpenEye Scientific Software, Inc. (“OpenEye”). The addition of OpenEye’s technologies and experienced team accelerates the Cadence® Intelligent System Design™ strategy by extending Cadence’s computational software core competency to molecular modeling and simulation that is targeted to life sciences.

OpenEye, an industry leader in computational molecular design, has pioneered physics-based approaches and the cloud-native Orion® software platform to accelerate advances in human health. Its products are used by pharmaceutical and biotechnology companies for drug discovery, and its customers include 19 of the top 20 global pharmaceutical companies such as Pfizer and AstraZeneca.

The acquisition will allow pharmaceutical and biotechnology companies to benefit from more robust drug discovery solutions that combine OpenEye’s innovative molecular modeling and simulation software solutions for drug discovery with Cadence’s algorithmic and solver expertise, efficient large data management infrastructure, and leading AI/ML and cloud solutions.

The aggregate consideration of the transaction is approximately $500 million, and the acquisition is expected to contribute immaterial revenue this year and about $40 million in fiscal year 2023.

About Cadence
Cadence is a pivotal leader in electronic systems design, building upon more than 30 years of computational software expertise. The company applies its underlying Intelligent System Design strategy to deliver software, hardware and IP that turn design concepts into reality. Cadence customers are the world’s most innovative companies, delivering extraordinary products from chips to boards to complete systems for the most dynamic market applications, including hyperscale computing, 5G communications, automotive, mobile, aerospace, consumer, industrial and healthcare. For eight years in a row, Fortune magazine has named Cadence one of the 100 Best Companies to Work For. Learn more at www.cadence.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Cadence’s financial outlook, product development, business strategy and plans and market trends, opportunities, positioning and the integration of OpenEye Scientific. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control. For example, the market for Cadence’s products may develop more slowly than expected or than it has in the past; Cadence’s operating results may fluctuate more than expected, there may be significant fluctuations in Cadence’s results of operations and cash flows related to Cadence’s revenue recognition or otherwise; a network or data security incident that allows unauthorized access to Cadence’s network or data or Cadence’s customers’ data could damage Cadence’s reputation; risks associated with tax liabilities or changes in U.S. federal tax laws or interpretations to which the transaction with OpenEye Scientific or parties thereto are subject; Cadence may fail to successfully integrate OpenEye Scientific; Cadence may fail to realize the anticipated benefits of any combined operations with OpenEye Scientific; Cadence may experience unanticipated costs of integrating OpenEye Scientific; the potential impact of announcement or consummation of the acquisition on relationships with third parties, including employees, customers, partners and competitors; and global economic conditions could deteriorate. Further information on potential factors that could affect Cadence and its business is included in Cadence’s most recent reports on Form 10-K and Form 10-Q and Cadence’s other filings with the Securities and Exchange Commission. The forward-looking statements included in this press release represent Cadence’s views as of the date of this press release and Cadence undertakes no obligation to update any forward-looking statement in this press release.
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